Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

ALPHARETTA, GA, August 14, 2013 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results for the three and six months ended June 30, 2013 and provided a business update. The Company will host a conference call on Thursday, August 15 at 10:00 a.m. Eastern Time.

Highlights of the second quarter and recent weeks include:

●	Enrolled one-third (33%) of the minimum required patients in the Phase III supplemental clinical trial using dermaPACE® for treating diabetic foot ulcers.
●	Completed $1.65 million public offering in July 2013.
●	Converted $2.2 million senior secured notes to restricted stock and warrants in July 2013.
●

Presentation of dermaPACE data by Dr. Maria Siemionow at the 2013 World Congress of Microsurgery showing that the application of dermaPACE appears to substantially decrease the inflammation and tissue damage that typically occurs when blood flow is interrupted during microsurgical procedures.

dermaPACE

●

30 of the 90 minimum required patients are enrolled in the on-going Phase III clinical trial to evaluate the safety and efficacy of dermaPACE in treating patients with diabetic foot ulcers. The trial is designed to establish superiority in diabetic foot ulcer healing rates using the dermaPACE treatments as compared with the control group, when both are combined with standard of care dressings and with offloading from a walking boot as required. Treatment consists of four (4) non-invasive procedures during the first two weeks, and up to four (4) additional non-invasive procedures delivered bi-weekly between weeks 4 and 10. The primary endpoint is complete wound closure at 12 weeks. The Company remains on-track to complete enrollment in the first quarter of 2014.

●

At the 2013 World Congress of Microsurgery conference in July 2013, Dr. Maria Siemionow, a world-renowned scientist and microsurgeon with the Cleveland Clinic, presented data showing that dermaPACE protects tissue from ischemia-reperfusion injury (IRI) common in microsurgical procedures. By measuring specific markers of inflammation before and after surgically induced IRI, the preclinical study demonstrated an anti-inflammatory effect, indicating protection from long-term tissue damage. Based on this research, the Company intends to explore the use of its technology as an adjunct therapy in complex, surgical procedures.

“We are very pleased with the pace of enrollment and the effort by the trial sites in our on-going Phase III dermaPACE clinical trial,” commented Joseph Chiarelli, Chief Executive Officer of SANUWAVE. “The trial sites have been diligent in identifying and screening patients that can demonstrate the potential of the dermaPACE device in addressing this debilitating condition. While there are many variables that can affect the pace of enrollment in the next few months, including vacations and weather, we will use our best efforts to keep enrollment on-track for completion in the first quarter of 2014.”

Financial

●

In July 2013, the Company consummated a public offering of an aggregate 3,006,818 units, with each unit consisting of one share of common stock and a warrant to purchase one-half share of common stock. The price per unit was $0.55 resulting in gross proceeds of $1.65 million. The warrants have an exercise price of $0.80 per share and are exercisable during the five-year period that began on the date of issuance.

●

In July 2013, holders of the Company's 18% senior secured convertible promissory notes voluntarily converted all of the outstanding principal and interest of the notes into common stock. The holders consisted of select accredited investors, most of who had invested in the Company's previous financing rounds. The $2,186,906 of notes converted into 10,934,533 shares of restricted common stock of the Company at the conversion price per the note agreements of $0.20 per share - the market price at the time the subscription agreement was written. The holders also received warrants to purchase an aggregate total of 1,988,095 shares of common stock. The warrants have an exercise price of $0.80 per share and are exercisable during the five-year period that began on the date of issuance.

Mr. Chiarelli concluded, “In the second quarter and recent weeks, we made progress in our efforts to secure funding for the dermaPACE diabetic foot ulcer trial. Additionally, we met with our key distributors in Korea, Australia/New Zealand, and Italy and are discussing methods to improve our sales and distribution network outside the United States. We do recognize that additional funds must be raised to complete the DFU trial and to move the Company forward to achieve our broader goals and objectives. We believe that improving our distribution efforts outside the United States will assist us in achieving our funding goals even as we seek financing alternatives that preserve shareholder value.”

Second Quarter Financial Results

Revenue for the three months ended June 30, 2013 was $160,617, compared with $210,357 for the same period in 2012, a decrease of $49,740, or 24%. Gross profit as a percentage of revenue was 85% for the three months ended June 30, 2013, as compared with 61% for the same period in 2012. The decrease in revenue is due to decreased sales of orthoPACE® devices primarily as a result of the European economic downturn. This was partially offset by an increase in sales during 2013, as compared with 2012, of higher margin refurbishment applicators for devices, due to the increased number of devices in use, and no sales of lower margin demonstration devices to distributors in 2013, as compared with four demonstration devices sold in 2012.

Operating expenses, including research and development, for the three months ended June 30, 2013 were $1,863,332, compared with $1,466,191 for the same period in 2012, an increase of $397,141, or 27%. The increase in operating expenses for 2013 was primarily research and development costs of $378,934 associated with the start of the dermaPACE clinical trial in the second quarter of 2013. These costs included clinical research organization costs, the investigator meeting held in May 2013, the cost of the non-capital software and equipment used by the 20 clinical trial sites, and patient enrollment costs during the quarter.

Other income (expense) was $908,167 for the three months ended June 30, 2013, compared with a net expense of $86,631 for the same period in 2012, an increase of $994,798. The increase in 2013 was due to a gain of $2,328,000 from the change in fair value of the embedded conversion feature of the senior secured notes as of June 30, 2013, partially offset by $1,238,863 in non-cash amortization expense of the debt discount on the embedded conversion feature of the senior secured notes.

The net loss for the three months ended June 30, 2013 was $818,331, or ($0.04) per share, compared with a net loss of $1,424,626, or ($0.07) per share, for the same period in 2012, a decrease in the net loss of $606,295, or 43%. The decrease in net loss was primarily due to the $2,328,000 change in fair value of the embedded conversion feature of the senior secured notes during the second quarter of 2013 partially offset by the $1,238,863 in non-cash amortization expense of debt discount on the embedded conversion feature of the senior secured notes.

Revenue for the six months ended June 30, 2013 was $361,851, compared with $448,897 for the same period in 2012, a decrease of $87,046, or 19%. Gross profit as a percentage of revenue was 78% for the six months ended June 30, 2013, as compared with 66% for the same period in 2012. The decrease in revenue was due to decreased sales of orthoPACE devices primarily due to the European economic downturn. This was partially offset by an increase in sales of higher margin refurbishment applicators for devices in 2013, as compared with 2012, due to the increased number of devices in use, and fewer sales of lower margin demonstration devices for distributors in 2013, as compared to 2012.

Conference Call

The Company will hold a conference call on Thursday, August 15 beginning at 10:00 a.m. Eastern time to discuss the second quarter financial results and provide a business update.

Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through August 22, 2013 by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented non-invasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

DC Consulting, LLC

407-792-3333

investorinfo@dcconsultingllc.com

CAP Strategies, LLC
215-340-1241
lisa.caperelli@gmail.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,700	$70,325
Accounts receivable - trade, net of allowance for doubtful accounts of $45,854 in 2013 and $44,124 in 2012	76,701	87,826
Inventory	255,154	292,665
Prepaid expenses	109,599	128,495
TOTAL CURRENT ASSETS	512,154	579,311

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	22,860	32,842

OTHER ASSETS	11,248	11,358

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,073,647	1,227,025
TOTAL ASSETS	$1,619,909	$1,850,536

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$660,501	$555,898
Accrued expenses	709,116	721,916
Accrued employee compensation	400,974	534,659
Promissory notes	305,688	-
Derivative liability	3,409,000	-
Senior secured convertible promissory notes	1,765,846	-
Subscriptions payable for senior secured convertible promissory notes	-	438,516
Interest payable, related parties	80,968	81,864
Capital lease payable, current portion	5,121	4,933
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	7,992,275	2,992,847

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
Capital lease payable, non-current portion	1,343	3,951
TOTAL NON-CURRENT LIABILITIES	5,374,086	5,376,694
TOTAL LIABILITIES	13,366,361	8,369,541

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares authorized; 21,907,870 and 21,007,536 issued	21,908	21,008

ADDITIONAL PAID-IN CAPITAL	65,320,485	64,357,193

ACCUMULATED OTHER COMPREHENSIVE INCOME	9,141	13,116

ACCUMULATED DEFICIT	(77,097,986)	(70,910,322)
TOTAL STOCKHOLDERS' DEFICIT	(11,746,452)	(6,519,005)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,619,909	$1,850,536

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012

REVENUE	$160,617	$210,357	$361,851	$448,897

COST OF REVENUE	23,783	82,161	79,594	153,933

GROSS PROFIT	136,834	128,196	282,257	294,964

OPERATING EXPENSES
Research and development	624,533	347,644	969,218	951,441
General and administrative	1,157,119	1,036,728	2,009,040	2,274,268
Depreciation	4,991	5,130	9,982	10,340
Amortization	76,689	76,689	153,378	153,378
TOTAL OPERATING EXPENSES	1,863,332	1,466,191	3,141,618	3,389,427

OPERATING LOSS	(1,726,498)	(1,337,995)	(2,859,361)	(3,094,463)

OTHER INCOME (EXPENSE)
Gain (loss) on embedded conversion feature of Senior Secured Notes	2,328,000	-	(1,409,000)	-
Interest expense, net	(1,416,140)	(80,446)	(1,925,030)	(159,302)
Gain on sale of fixed assets	-	-	7,500	-
Loss on foreign currency exchange	(3,693)	(6,185)	(1,773)	(6,176)

TOTAL OTHER INCOME (EXPENSE)	908,167	(86,631)	(3,328,303)	(165,478)

LOSS BEFORE INCOME TAXES	(818,331)	(1,424,626)	(6,187,664)	(3,259,941)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(818,331)	(1,424,626)	(6,187,664)	(3,259,941)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	2,950	(5,962)	(3,975)	(1,034)
TOTAL COMPREHENSIVE LOSS	$(815,381)	$(1,430,588)	$(6,191,639)	$(3,260,975)

LOSS PER SHARE:
Net loss - basic	$(0.04)	$(0.07)	$(0.29)	$(0.16)
Net loss - diluted	$(0.04)	$(0.07)	$(0.29)	$(0.16)

Weighted average shares outstanding - basic	21,757,310	20,907,536	21,517,719	20,907,536
Weighted average shares outstanding - diluted	21,757,310	20,907,536	21,517,719	20,907,536

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,187,664)	$(3,259,941)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	153,378	153,378
Depreciation	9,982	10,340
Change in allowance for doubtful accounts	1,730	(34,534)
Stock-based compensation - employees, directors and advisors	507,395	502,046
Stock issued for consulting services	343,880	-
Loss on embedded conversion feature of Senior Secured Notes	1,409,000	-
Accretion of interest on Senior Secured Notes	1,757,330	-
Gain on sale of property and equipment	(7,500)	-
Changes in assets - (increase)/decrease
Accounts receivable - trade	9,395	57,554
Inventory	37,511	80,305
Prepaid expenses	18,896	(41,440)
Due from Pulse Veterinary Technologies, LLC	-	27,837
Other	110	52
Changes in liabilities - increase/(decrease)
Accounts payable	104,603	(306,763)
Accrued employee compensation	(133,685)	319,521
Accrued expenses	(12,800)	(11,743)
Promissory notes - accrued interest	5,688	-
Interest payable, related parties	(896)	(896)
NET CASH USED BY OPERATING ACTIVITIES	(1,983,647)	(2,504,284)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of property and equipment	7,500	-
Purchase of property and equipment	-	(945)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	7,500	(945)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from subscriptions payable for Senior Secured Notes	1,570,000	-
Proceeds from promissory notes	300,000	-
Proceeds from sale of capital stock - subscription agreement with related party	75,000	-
Proceeds from employee stock option exercise	37,917	-
Payments of principal on capital lease	(2,420)	(2,245)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	1,980,497	(2,245)

EFFECT OF EXCHANGE RATES ON CASH	(3,975)	(1,034)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	375	(2,508,508)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	70,325	3,909,383
CASH AND CASH EQUIVALENTS, END OF PERIOD	$70,700	$1,400,875

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$161,936	$161,936
Cash paid for capital lease interest	$297	$472